                                   Exhibit A

     i.) Individually

     ii.) Trustee:
              Ronald Ratner 1986 Revocable Trust Agreement

              Kevin Ratner 1986 Trust Agreement dated December 18, 1986

              Charles Ratner Trust Agreement dated December 5, 1983 FBO
              Kevin Ratner

              Rachel Ratner 1988 Trust Agreement dated November 26, 1988

       ->     Jonathan Ratner 1992 Trust Agreement dated January 2, 1992

              James Ratner Revocable Trust Agreement dated December 4, 1981

              James Ratner Trust Agreement dated December 5, 1983 FBO
              Austin Ratner

              James Ratner Trust Agreement dated December 5, 1983 FBO
              Daniel G. Ratner

              James Ratner 1986 Family Trust Agreement dated December 18, 1986
              FBO Daniel G. Ratner

              Mark Ratner Trust Agreement dated December 5, 1983 FBO
              Daniel E. Ratner

              Mark Ratner Trust Agreement dated December 5, 1983 FBO
              Stacy Ratner

     iii.) Trust Advisor:
              Max Ratner Grandchildren's Trust dated 12/21/1998

              Max Ratner Family 1999 Revocable Trust dated 12/21/1988

              Max Ratner 1999 Family Revocable Trust

     iv.) General Partner of RMS, Ltd.